Exhibit 10.57

                          WAIVER AND RELEASE AGREEMENT

      THIS WAIVER AND RELEASE AGREEMENT dated as of November 6, 2000 (this "Agreement") is by and between Virtual Communities, Inc., a Delaware corporation (the "Company"), and Intercoastal Financial Services Corp. ("Intercoastal").

                                    RECITALS:

      WHEREAS, the Company and Intercoastal have previously entered into agreements providing for (i) the placement of $5,500,000 of Series C Convertible Preferred Stock, par value $01 per share (the "Preferred Stock"), of the Company and warrants (the "Warrants") to purchase shares of the common stock, par value $.01 per share (the "Common Stock"), of the Company and (ii) the payment by the Company of a placement fee equal to 4% of the total amount funded in connection with the July Financing (as defined below), such fee to be paid to Intercoastal in shares of Common Stock of the Company (the "Fee Shares").

      WHEREAS, the Company and Aspen International Ltd. ("Aspen"), Acqua Wellington Value Fund Ltd., Narragansett I, LP and Narragansett Offshore, Ltd. (collectively, the "Purchasers") have entered into that certain Series C Convertible Preferred Stock Purchase Agreement (the "Purchase Agreement"), dated as of July 28, 2000, pursuant to which, among other things, the Purchasers agreed to purchase $5,500,000 of Preferred Stock and Warrants (the "July Financing").

      WHEREAS, the Company and the Purchasers have previously entered into that certain Registration Rights Agreement, dated as of July 28, 2000 (the "Registration Rights Agreement"), pursuant to which, among other things, the Company agreed to file a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants and the Fees Shares (the "Registration Statement") with the Securities and Exchange Commission within thirty (30) days after the closing of the first tranche of the July Financing the "Filing Date") and have such registration statement declared effective within ninety (90) days after the Filing Date (the "Effectiveness Date").

      WHEREAS, the closing of the final tranche of $2,000,000 in respect of the July Financing was to occur on or before August 31, 2000 and as of the date hereof the Purchasers had only purchased in the aggregate $2,010,000 of Preferred Stock and Warrants.

      WHEREAS, as of the date hereof, the Registration Statement had not been filed with or declared effective by the Securities and Exchange Commission.

      WHEREAS, simultaneous with the execution of this Agreement, the Company and the Purchasers are entering into a Waiver and Release Agreement, pursuant to which, among other things, the Company is releasing the Purchasers from any obligation to purchase the remaining $3,490,000 of Preferred Stock and Warrants pursuant to the Purchase Agreement.

      WHEREAS, the Company and Intercoastal believe that it is in their respective mutual best interests to waive and release each other from certain obligations in connection with the July Financing.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereby agree as follows:

      1. Waiver. Intercoastal hereby waives the Company's obligation to file the Registration Statement by the Filing Date and have such Registration Statement declared effective by the Effectiveness Date, provided, the Company files the registration Statement on or before the 30th day after the date hereof (the "New Filing Date") and has the Registration Statement declared on or before the 60th day after the New Filing Date (the "New Effectiveness Date"). Notwithstanding the foregoing, if the Company fails to file the Registration Statement by the New Filing Date or have it declared effective by the New Effectiveness Date, this waiver shall automatically terminate and be of no further force and effect.

      2. Releases.

            (a) The Company hereby releases, waives, relinquishes, renounces and forever discharges Intercoastal, together with its stockholders, subsidiaries, affiliates, successors and assigns, as well as its and their respective present and former directors, officers, employees, agents, attorneys and other representatives acting on their behalf and the successors and assigns of each of them (each an "Intercoastal Released Party"), from any and all claims, suits, debts, liens, liabilities, losses, causes of action, rights, damage, demands, obligations, promises, costs and expenses (including, without limitation, attorneys' fees and expenses) of every kind, nature and description, in law or in equity, whether known or unknown, or known in the future, fixed or contingent, billed or unbilled, suspected, disclosed or undisclosed, claimed or concealed, from the beginning of time through the date of this Agreement, which the Company could assert against any Intercoastal Released Party relating to or arising out of the failure of the Purchasers to purchase the remaining $3,490,000 of Preferred Stock and Warrants pursuant to the Purchase Agreement.

            (b) Intercoastal hereby releases, waives, relinquishes, renounces and forever discharges the Company, together with its respective subsidiaries, affiliates, successors and assigns, as well as their respective present and former directors, officers, employees, agents, attorneys and other representatives acting on their behalf and the successors and assigns of each of them (each a "Company Released Party"), from any and all claims, suits, debts, liens, liabilities, losses, causes of action, rights, damage, demands, obligations, promises, costs and expenses (including, without limitation, attorneys' fees and expenses) of every kind, nature and description, in law or in equity, whether known or unknown, or known in the future, fixed or contingent, billed or unbilled, suspected, disclosed or undisclosed, claimed or concealed, from the beginning of time through the date of this Agreement, which the Intercoastal could assert against any Company Released Party relating to or arising out of the failure of the Company to issue shares of Common Stock to Intercoastal as payment of fees relating to the remaining $3,490,000 of Preferred Stock and Warrants pursuant to the Purchase Agreement.

            (c) If the Company brings any claim, suit, action or other proceeding against any Intercoastal Released Party in any administrative proceeding, in arbitration, at law, in equity or mixed, in any way connected with, relating to or arising out of any right, matter or thing which is released hereby, then the Company agrees to jointly and severally indemnify and hold harmless such Intercoastal Released Party in amount of any final monetary judgment or settlement and any related costs (including, without limitation, its reasonable attorneys' fees and expenses) entered against, paid or incurred by the Intercoastal Released Party arising from such claim, suit, action or proceeding.

            (d) If Intercoastal brings any claim, suit, action or other proceeding against any Company Released Party in any administrative proceeding, in arbitration, at law, in equity or mixed, in any way connected with, relating to or arising out of any right, matter or thing which is released hereby, then Intercoastal agree to jointly and severally indemnify and hold harmless such Company Released Party in amount of any final monetary judgment or settlement and any related costs (including, without limitation, its reasonable attorneys' fees and expenses) entered against, paid or incurred by the Company Released Party arising from such claim, suit, action or proceeding.

      3. Miscellaneous.

            (a) This Agreement shall be governed by, and construed in accordance with, the laws of the state of New York (without giving effect to the conflicts of laws principles thereof).

            (b) This Agreement shall be binding on the parties hereto and their respective successors and permitted assigns under the Purchase Agreement.

            (c) The parties hereto agree to execute and deliver such further documents and instruments as maybe reasonably required or requested by the other parties hereto in order to more fully effect the purposes of this Agreement in a manner consistent with the terms thereof.

            (d) This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

                                  [end of page]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the __th day of November, 2000.

                                 VIRTUAL COMMUNITIES, INC.


                                 By:________________________________
                                    Name:
                                    Title:

                                 INTERCOASTAL FINANCIAL SERVICES CORP.


                                 By:_____________________________________
                                    Name:
                                    Title: